UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 26, 2019
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CHANNELADVISOR CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-35940	56-2257867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3025 Carrington Mill Boulevard
Morrisville, NC 27560
(Address of principal executive offices, including zip code)

(919) 228-4700
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	ECOM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)     Appointment of Marshall Heinberg as Member of the Board of Directors
On December 26, 2019, the Board of Directors (the “Board”) of the Registrant approved an increase in the size of the Board from seven to eight members and appointed Marshall A. Heinberg as a director to fill the vacancy created by the increase. Mr. Heinberg will serve in the class of directors whose term will expire at the Registrant’s 2020 Annual Meeting of Stockholders. There is no family relationship between Mr. Heinberg and any of the Registrant’s other directors or executive officers. The Registrant is not aware of any transaction involving Mr. Heinberg requiring disclosure under Item 404(a) of Regulation S-K. Additional information about Mr. Heinberg is set forth below.
Mr. Heinberg, age 62, is the founder of, and since 2012 has served as Managing Director of, MAH Associates, LLC, which provides strategic advisory and consulting services to various companies.  Since 2015 he has served as a Senior Advisor to Burford Capital, a litigation finance company. He has served since September 2018 as Executive Chairman of the Board of Directors of Ecology and Environment Inc., a publicly traded environmental consulting firm that has entered into a definitive agreement to be acquired by WSP Global Inc., and has served on its Board of Directors and compensation committee since April 2017. Mr. Heinberg began his investment banking career in 1987 in the Corporate Finance Division of Oppenheimer & Co. Inc., which was acquired by the Canadian Imperial Bank of Commerce, or CIBC, in 1997. He served as Head of the Investment Banking Department and as a Senior Managing Director of Oppenheimer from 2008 until 2012, and as the Head of U.S. Investment Banking at CIBC World Markets from 2001 until 2008.  He currently serves on the Board of Directors of the publicly traded companies Galmed Pharmaceuticals Ltd. and Universal Biosensors, Inc. and also serves on the Board of Directors of Union Carbide Corporation, a subsidiary of The Dow Chemical Company. Mr. Heinberg received a B.S. in Economics from the Wharton School of Business at the University of Pennsylvania and a J.D. from Fordham Law School.
In accordance with the Registrant’s compensation policy for non-employee directors, on March 2, 2020, Mr. Heinberg will be granted a restricted stock unit award having a value equal to $150,000 based on the closing price per share of the Registrant’s common stock on February 27, 2020 (two business days before the grant date), which will vest and become exercisable on March 2, 2021, subject to Mr. Heinberg’s continuous service through that date. Additionally, Mr. Heinberg will be entitled to receive a $50,000 annual retainer for his service as a director. Mr. Heinberg has also entered into the Registrant’s standard form of indemnification agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANNELADVISOR CORPORATION

		By:	/s/ David J. Spitz
Date:	December 26, 2019		David J. Spitz
Chief Executive Officer